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PROXY                      CASELLA WASTE SYSTEMS, INC.                     PROXY


                         ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, DECEMBER 8, 1999


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


    The undersigned, having received notice of the annual meeting of stockholders and the proxy statement/prospectus therefor and revoking all prior proxies, hereby appoints John W. Casella (with full power of substitution), as proxy of the undersigned, to attend the annual meeting of stockholders of Casella Waste Systems, Inc. to be held on Wednesday, December 8, 1999, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Casella
Class A common stock and Casella Class B common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.


    Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of Casella common stock in person. If the undersigned hold(s) any shares of Casella common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

 PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                           POSTAGE PRE-PAID ENVELOPE.

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such.
Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

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HAS YOUR ADDRESS CHANGED?                                    DO YOU HAVE ANY COMMENTS?
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                                  DETACH HERE

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

THE SHARES OF CASELLA COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY
PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

                 PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.


1. To approve the issuance of shares of Casella Class A common stock to KTI shareholders pursuant to the Agreement and Plan of Merger, as amended, by and among Casella Waste Systems, Inc., KTI, Inc. and Rutland Acquisition Sub, Inc.
As a result of the merger, each KTI shareholder will receive 0.51 of a share of Casella Class A common stock for each share of KTI common stock held by them.


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
  / /  FOR            / /  AGAINST      / /  ABSTAIN

2. To elect the following persons as Class II directors for the ensuing three years:
            James W. Bohlig
            Gregory B. Peters

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
  / /  FOR ALL                          / /  FOR ALL
  NOMINEES            / /  WITHHOLD     EXCEPT
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NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE
"FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE. YOUR
SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.

3.  To approve an amendment to the company's Amended and Restated 1997 Stock
Incentive Plan.

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
  / /  FOR            / /  AGAINST      / /  ABSTAIN

4.  To approve an amendment to the company's 1997 Non-Employee Director Stock
Option Plan.

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
  / /  FOR            / /  AGAINST      / /  ABSTAIN

5.  To approve an amendment to the company's Amended and Restated 1997 Employee
Stock Purchase Plan.

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
  / /  FOR            / /  AGAINST      / /  ABSTAIN

6. To ratify the selection of Arthur Andersen LLP as the company's independent auditors for the current fiscal year.

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
  / /  FOR            / /  AGAINST      / /  ABSTAIN

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

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
  / /  YES            / /  NO

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
STOCKHOLDER(S) SIGN HERE X         DATE
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